Exhibit 5.1


                              Spartech Corporation
                            120 South Central Avenue
                             Clayton, Missouri 63105


                                December 1, 1999




Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I am the Vice President and General Counsel of Spartech Corporation, a Delaware corporation (the "Registrant").

In my capacity as legal counsel for the Registrant I have examined the form of Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Registrant with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about the date of this letter relating to:

  (1) Options (the "Options") granted pursuant to the Registrant's Restricted Stock Option Plan (the "Plan"), to purchase 165,000 shares of the Registrant's common stock, par value $.75 per share, and

  (2) The 165,000 shares of the Registrant's common stock, par value $.75 per share which are subject to issuance by the Registrant pursuant to the exercise of the Options (the "Common Stock"),

and which Options and/or Common Stock would be offered pursuant to the Registration Statement by the persons named therein as selling security holders. In this connection, I have examined such records, documents and proceedings of the Registrant and its board of directors as I have deemed relevant and necessary as a basis for the opinion expressed herein.

Upon the basis of and in reliance on the foregoing, I am of the opinion that (a) the Options have been duly authorized and validly issued by the Registrant, and
(b) the Common Stock has been duly authorized, and when issued upon exercise of the Options pursuant to the terms thereof, will have been duly and validly issued and will be fully paid and non-assessable.

I hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to all references to me as counsel for the Registrant in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              s/Jeffrey D. Fisher

                              Vice President and General Counsel